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                                                                     Exhibit 5.1


Infinity Financial Technology
July 23, 1996
Page 1


                                 July 23, 1996



Infinity Financial Technology, Inc.
640 Clyde Court
Mountain View, CA 94043


Ladies and Gentlemen:

                  At your request, we have examined the Registration Statement on Form S-1 filed by Infinity Financial Technology, Inc., a California corporation (the "Company"), with the Securities and Exchange Commission on July 23, 1996 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of up to 2,702,500 shares of the Company's common stock, no par value (the "Stock"), of which 2,000,000 shares of authorized but unissued stock are to be offered and sold by the Company and up to 702,500 shares of stock (including 352,500 shares subject to the underwriters' over-allotment option) are to be offered and sold by certain selling shareholders (the "Selling Shareholders"). The Stock is to be sold to the underwriters named in the Registration Statement for resale to the public.

                  As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale by the Company of up to 2,702,500 shares of Stock.

                  We are of the opinion that (i) the shares of Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable, and (ii) the shares of Stock to be offered and sold by the Selling Shareholders have been duly authorized and legally issued and are fully paid and nonassessable.


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Infinity Financial Technology
July 23, 1996
Page 2

                  We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.


                               Very truly yours,



                               MORRISON & FOERSTER LLP